[WFS FINANCIAL LOGO]


                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2000
                   for Distribution Date of February 20, 2000


==============================================================================================================================


COLLECTIONS
                                                                                                                 DOLLARS
Payments received                                                                                             $98,318,752.93

        Servicer Advances                                                                     988,558.66
        Reimbursement of holds                                                                755,898.05
                                                                                              ----------
                                                                                                                1,744,456.71
     Less:

        Reimbursement Advances                                                               (998,470.08)
        Funds deposited in Holds Account                                                     (731,811.73)
                                                                                              ----------
Total                                                                                                          (1,730,281.81)
                                                                                                               -------------
Total Funds Available for Distribution                                                                         98,332,927.83
                                                                                                               =============
DISTRIBUTIONS

     Servicing Fee                                                                          2,220,275.00
     Trustee and Other Fees                                                                   294,991.33
     Other Miscellaneous Payments                                                             275,974.65
                                                                                              ----------
                                                                                                                2,791,240.98
     Note Interest Distributable Amount - Class A-1                              0.00
     Note Interest Distributable Amount - Class A-2                      2,031,061.20
     Note Interest Distributable Amount - Class A-3                      4,786,875.00
     Note Interest Distributable Amount - Class A-4                      1,923,750.00
                                                  -                      ------------
       Total Note Interest Distributable Amount                          8,741,686.20

     Certificate Interest Distributable Amount                           1,636,250.00
                                                  -                      ------------

Total Interest Distribution                                                                10,377,936.20

     Note Principal Distributable Amount - Class A-1                             0.00
     Note Principal Distributable Amount - Class A-2 thru A-4           79,404,249.59
     Certificate Principal Distributable Amount                                  0.00
                                                  -                      ------------
Total Principal Distribution                                                               79,404,249.59
                                                                                           -------------

Total Principal and Interest Distribution                                                                      89,782,185.79

     Spread Account Deposit                                                                                     5,759,501.06

Total Distributions                                                                                            98,332,927.83
                                                                                                               =============

==============================================================================================================================

                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2000
                   for Distribution Date of February 20, 2000


==============================================================================================================================
  PORTFOLIO DATA:                                   # of loans

    Beginning Security Balance                                    63,295                                737,588,315.07

      Less:  Scheduled Principal Balance                               0           (36,228,791.61)
             Full Prepayments                                     (3,269)          (30,211,979.50)
             Partial Prepayments                                       0                     0.00
             Liquidations                                         (1,174)          (12,963,478.48)
                                                                                   --------------
                                                                                                          (79,404,249.59)
                                                                                                          --------------
       Ending Security Balance                                    58,852                                  658,184,065.48

  OTHER RELATED INFORMATION:

  Spread Account:

     Beginning Balance                                                              51,631,182.05
       Deposits                                                                      5,759,501.06
       Reductions                                                                            0.00
                                                                                   --------------
     Ending Balance                                                                                        57,390,683.11

     Beginning Initial Deposit Repayment                                            26,282,680.60
         Repayments                                                                          0.00
                                                                                   --------------
     Ending Initial Deposit Repayment                                                                      26,282,680.60

  Modified Accounts:
     Principal Balance                                                                       0.00%                  0.00
     Scheduled Balance                                                                       0.00%                  0.00

  Servicer Advances
     Beginning Unreimbursed Advances:                                                1,422,643.90
     New Advances                                                                      988,558.66
     Advances Reimbursed                                                              (998,470.08)
                                                                                   --------------
     Ending Unreimbursed Advances:                                                                          1,412,732.48

  Holding Account:
     Beginning Balance                                                                 910,622.08
     Funds Deposited                                                                   731,811.73
     Withdrawal to Collection Account                                                 (755,898.05)
                                                                                   --------------
     Ending Balance                                                                                           886,535.76

  Net Charge-Off Data:                             # of loans
     Charge-Offs                                                   3,291            18,447,906.89
     Recoveries                                                   (1,826)           (3,734,682.21)
                                                                                   --------------
     Net Charge-Offs                                               1,465                                   14,713,224.68

  Delinquencies (P&I):                             # of loans
     30-59 Days                                                    1,260            13,216,101.42
     60-89 Days                                                      329             3,546,291.15
     90-119 Days                                                     188             1,968,985.94
     120 days and over                                                 9                83,394.25

  Repossessions                                                       76               515,814.90

  Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
      or 9.01 of the Sale and Servicing Agreement)                   161                                    1,888,169.40

  Charge-Off Percentage                                                                                             4.47%
  Delinquency Percentage                                                                                            0.99%

  WAC                                                                                                            14.3204%
  WAM                                                                                                             48.110
==============================================================================================================================

                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2000
                   for Distribution Date of February 20, 2000

====================================================================================================================================
                                 BEGINNING                     PRIOR      CURRENT                     REMAINING          TOTAL
                 ORIGINAL       OUTSTANDING                   PRINCIPAL   PRINCIPAL                  OUTSTANDING       PRINCIPAL
                 PRINCIPAL       PRINCIPAL     PRINCIPAL      CARRYOVER  CARRYOVER     PRINCIPAL      PRINCIPAL       AND INTEREST
  CLASSES        BALANCE          BALANCE     DISTRIBUTABLE   SHORTFALL   SHORTFALL  DISTRIBUTION      BALANCE        DISTRIBUTION
====================================================================================================================================
    A-1       190,000,000.00             0.00           0.00      0.00     0.00             0.00             0.00             0.00

    A-2       220,000,000.00   147,588,315.07  79,404,249.59      0.00     0.00    79,404,249.59     68,184,065.48   81,435,310.79

    A-3       345,000,000.00   345,000,000.00           0.00      0.00     0.00             0.00    345,000,000.00    4,786,875.00

    A-4       135,000,000.00   135,000,000.00           0.00      0.00     0.00             0.00    135,000,000.00    1,923,750.00

Certificate   110,000,000.00   110,000,000.00           0.00      0.00     0.00             0.00    110,000,000.00    1,636,250.00

====================================================================================================================================

TOTAL       1,000,000,000.00   737,588,315.07  79,404,249.59      0.00     0.00    79,404,249.59    658,184,065.48    89,782,185.79

====================================================================================================================================


                                       PRIOR       CURRENT
                                      INTEREST    INTEREST                                  DEFICIENCY           POLICY
  NOTE      INTEREST    CALCULATED    CARRYOVER   CARRYOVER        INTEREST                   CLAIM               CLAIM
CLASSES       RATE        INTEREST    SHORTFALL   SHORTFALL      DISTRIBUTION                 AMOUNT              AMOUNT
====================================================================================================================================
  A-1         5.008%            0.00    0.00         0.00               0.00                  0.00                  0.00
  A-2         5.385%    2,031,061.20    0.00         0.00       2,031,061.20                  0.00                  0.00
  A-3         5.550%    4,786,875.00    0.00         0.00       4,786,875.00                  0.00                  0.00
  A-4         5.700%    1,923,750.00    0.00         0.00       1,923,750.00                  0.00                  0.00
Certificate   5.950%    1,636,250.00    0.00         0.00       1,636,250.00
                                                                                ====================================================
                                                                                              0.00                  0.00
                                                                                ====================================================
                                                                                Note Percentage               100.000000%
================================================================================

 TOTAL                 10,377,936.20    0.00         0.00      10,377,936.20    Certificate Percentage          0.000000%

====================================================================================================================================